Exhibit 99.1

LIVEXLIVE MEDIA ANNOUNCES RECORD RESULTS FOR FOURTH QUARTER AND FISCAL 2019

●	Record revenue of $33.7 million for Fiscal Year 2019, up 368% year-over-year and $9.2 million in Q4 2019, up 29% year-over-year

●	Record Contribution Margin* of $2.5 million for Fiscal Year 2019, and $2.2 million in Q4 2019, up over 405% year-over-year and up 54% sequentially versus Q3 2019

●	Reached 680,000 paid subscribers at the end of Q4 2019, representing over 50% growth year over year; paid subscribers of 720,000 as of today

●	Livestreamed 24 events YTD and 5 in Q4 2019, driving over 50 million views in fiscal 2019; livestreamed 7 events in the first two months of Q1 2020, generating over 20 million views

●	Livestreams generated over 400 hours of programming and 400 artists streamed; while developing a slate of original programming including 250+ pieces of short-form content published consisting of artist interviews, lifestyle segments and show pilots

●	Launched next generation LiveXLive app on May 17, 2019

●	Ended Q4 2019 with $13.7 million in cash and cash equivalents versus $10.4 million in cash and cash equivalents at the end of Q4 2018; issued $3.2 million in additional debentures in Q4 2019 to further strengthen the balance sheet

WEST HOLLYWOOD, California, June 13, 2018 – LiveXLive Media, Inc. (Nasdaq: LIVX) (“LiveXLive” or the “Company”), a global digital media company focused on live entertainment, today announced financial results for its fiscal year and fourth quarter ended March 31, 2019. LiveXLive posted record revenue and contribution margin* of $9.2 million and $2.2 million in Q4 2019, respectively, as compared to $9.0 million and $1.4 million in Q3 2019, respectively, driven by strong subscriber growth. The Company recorded a loss from operations of $8.5 million, and net loss of $9.7 million in Q4 2019, driven by positive $2.2 million in contribution margin* in Q4 2019 as a result of continued subscriber growth in the period, offset by 5 events livestreamed and produced in the quarter, coupled with ongoing operating investments made in Q4 2019 to grow the Company, along with non-cash depreciation, amortization and stock compensation and non-recurring expenses in the period of $6.6 million. Excluding these non-cash and non-recurring expenses, Q4 2019 Adjusted Operating Loss (“AOL”)* was $1.9 million, an improvement from AOL* of $2.4 million in Q4 2018 and $2.6 million in Q3 2019.

“We executed in fiscal 2019, delivering record financial performance each quarter and growing our paid subscriber base over 50% year over year, which today surpassed 720,000 paid subscribers. In addition, we also drove record growth across active users, total livestream views and number of live festivals streamed,” said Robert Ellin, CEO and Chairman of LiveXLive. “I am proud of the remarkable progress that LiveXLive has made in its first full year as a public company, and more excited about our future.”

In the fourth quarter of 2019, LiveXLive livestreamed 5 major festivals and events, for a total of24 livestreamed events as of the end of the quarter. Fourth quarter 2019 festival and event livestreams included ALTer EGO (Los Angeles, CA), EDC Mexico (Mexico City, Mexico), LiveXLive Presents after the Grammys (Los Angeles, CA), LiveXLive Presents at CES Las Vegas (Las Vegas, NV), and Weezer Album Release Party (iHeartRadio Theater, New York, NY).

“We are pleased with our accelerated subscriber growth and record financial performance throughout fiscal 2019,”said Michael Zemetra, CFO of LiveXLive. “We ended fiscal 2019 with over 50%growth in paid subscribers and launched key sponsorships and programming across our music platform. With the year-over-year and sequential improvements in our contribution margins and operating results, we remain well positioned to continue investing in our immediate growth objectives.”

Recent and Q4 2019 Highlights

●	Fiscal 2019 achieved over 50M livestreams, 400 artist streams on the Company’s platform, and 400 hours of live music content streamed; over 20M livestreams, 85 artists and 125 hours of live music content streamed during the first two months of fiscal 2020.

●	Ended fiscal 2019 with paid subscriber base growth over 50% year-over-year; paid subscribers of 720,000 as of today.

●	Launched next generation social live music and subscription platform combining Slacker’s acclaimed audio with the world’s premier live music events in May 2019.

●	Signed partnership distribution agreement with Sinclair Broadcasting Group’s OTT channel, STIRR to stream EDC Las Vegas.

●	Signed distribution agreement with China’s leading video platform, Tencent Video to livestream EDC Las Vegas in China.

●	Partnered with Dos Equis to livestream EDC Mexico in Mexico.

●	Signed exclusive multi-platform livestreaming and content agreement with Synergy Global Entertainment (“SGE”) to livestream select performances and related original content as well as episodic programming from 11 upcoming SGE festivals and events.

●	Enhanced the board of directors with the recent appointment of Kenneth Solomon as independent director. Solomon previously served as President of Universal Studios Television and has more than 20 years of experience in cable, new media, TV production, distribution, and advertising. He also pioneered the licensing of an original series across multiple network platforms with “Law & Order: SVU” to NBC and USA Network.

●	Extended the maturity of its $4.8 million of principal and accrued unsecured notes with Trinad Capital Master Fund Ltd to May 31, 2021, effective March 31, 2019.

●	Raised an additional $3.2 million of debt in Q4 2019 with same lenders and at similar terms with debentures issued in June 2018.

●	Certain insiders extended share lock-up agreements through December 2019.

Fourth Quarter 2019 and 2018 Results Summary (in $000’s, except per share; unaudited)

	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018
Revenue	$9,179	$7,115
Operating loss	(8,526)	(7,238)
Adjusted Operating Loss *	(1,927)	(2,406)
Net Loss	(9,748)	(9,499)
Loss per share from continuing operations - basic and diluted	$(0.19)	$(0.18)
Loss per share - basic and diluted	$(0.19)	$(0.19)

Fourth Quarter 2019 Results Summary Discussion

During the fourth quarter of 2019, the Company posted revenue of $9.2 million versus $7.1 million in Q4 2018. The increase was largely due to the growth in subscription revenue, and to a lesser extent from advertising and licensing. Q4 2019 paid subscribers increased 52%, or a net 233,000 subscribers year-over-year from Q4 2018, ending Q4 2019 with over 680,000 paid subscribers as compared to 447,000 subscribers at March 31, 2018.

LiveXLive streamed and produced 5 live events during its fourth fiscal quarter 2019 and made incremental investments to drive long-term growth. These growth activities drove a net loss of $9.7 million, loss from operations of $8.5 million and Adjusted Operating Loss* of $1.9 million.

Q4 2019 Operating Loss of $8.5 million increased as compared to a $7.2 million Operating Loss in Q4 2018. The $1.3 million increase was driven in part by $1.8 million higher non-recurring and non-cash depreciation, amortization and stock based compensation expense, offset by $0.5 million in improved contribution margins*.

* Refer to “About Non-GAAP Financial Measures” within this release for definitions of Adjusted Operating Loss and Contribution Margin (Loss).

Q4 2019 Adjusted Operating Loss* (“AOL”) of $1.9 million, a $0.5 million improvement from $2.4 million from Q4 2018, was driven by Music Operations loss of $(1.5) million and Corporate loss of $(0.4) million. The year-over-year improvement in AOL was primarily due to increased (i) Music Operations loss of $(0.3) million driven by net $0.8 million in higher sales and marketing and product development expenses in the period and to support growth initiatives, offset by improved contribution margins* of $0.5 million from music subscription and advertising services, and (ii) Corporate improvement of $0.8 million driven by net improved general and administrative expenses in Q4 2019 versus Q4 2018.

Capital expenditures for Q4 2019 totaled approximately $0.8 million, which were largely driven by capitalized software costs associated with development of our integrated music player and services in Q4 2019.

In Q4 2019, the Company issued $3.2 million of additional debt to further strengthen its balance sheet. The Company finished Q4 2019 with approximately $13.7 million in cash and cash equivalents and $17.4 million in debt (inclusive of net $1.2 million of deferred debt issuance costs).

Business Outlook

Full-year fiscal 2020 guidance as follows:

●	Revenue $50.0-65.0 million

●	Adjusted Operating Loss** $10-15 million

●	Capital expenditures in the range of $3-5 million

●	Expectation to livestream over 50 music festivals and events.

** With respect to projected full year 2020 Adjusted Operating Loss, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from Adjusted Operating Loss*. We expect that the variability of these items could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Conference call and Webcast

LiveXLive will host a webcast to provide a business update and discuss its fourth quarter and fiscal year 2019 results on Thursday, June 13, 2019 at 8:30 a.m. EST (5:30 a.m. PST) DOMESTIC DIAL-IN: 844-746-0736 and INTERNATIONAL DIAL-IN: 412-317-0796. LiveXLive will make the webcast available on the Investor Relations section of its website at http://ir.livexlive.com/ir-home until June 20, 2019. To access the replay, dial 877-344-7529 or 412-317-0088. The replay passcode is: 10132300.

####

About LiveXLive Media, Inc.

LiveXLive Media, Inc. (NASDAQ: LIVX) (the “Company”) is a global digital media company focused on live entertainment. The Company operates LiveXLive, one of the industry’s leading live music video streaming platforms; and also produces original music-related content. LiveXLive is the first ‘live social music network’, delivering premium livestreams, digital audio and on-demand music experiences from the world’s top music festivals and concerts, including Rock in Rio, EDC Las Vegas, Hangout Music Festival, and many more. LiveXLive also gives audiences access to premium original content, artist exclusives and industry interviews. The Company also operates a social influencer network, LiveXLive Influencers. The Company is headquartered in West Hollywood, CA. For more information, visit us at www.livexlive.com and follow us on Facebook, Instagram and Twitter at @livexlive.

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with United States of America generally accepted accounting principles (“GAAP”), we present Contribution Margin (Loss) and Adjusted Operating Loss (“AOL”), which are non-GAAP financial measures, as measures of our performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, or as a substitute for, or superior to, operating loss and or net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity.

We use Contribution Margin (Loss) and AOL to evaluate the performance of our operating segment. We believe that information about these non-GAAP financial measures assists investors by allowing them to evaluate changes in the operating results of our business separate from non-operational factors that affect operating income (loss) and net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOL is not calculated or presented in accordance with GAAP. A limitation of the use of AOL as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOL should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOL as presented herein may not be comparable to similarly titled measures of other companies.

Contribution Margin (Loss) is defined as revenue less Cost of Sales. AOL is defined as operating income (loss) before (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date, and (e) any charges in the period pursuant to formal plans to shut down and abandon LiveXLive Tickets, Inc., depreciation and amortization (including goodwill impairment, if any), and certain stock-based compensation expense.  Management does not consider these costs to be indicative of our core operating results.

With respect to projected full year 2020AOL, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from AOL. We expect that the variability of these items do have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

For more information on this non-GAAP financial measure, please see the table entitled “Reconciliation of Non-GAAP Measure to GAAP Measure” included at the end of this release.

Forward-Looking Statements

We make forward-looking statements in this release within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Certain statements contained in this earnings release (or otherwise made by us or on our behalf from time to time in other reports, filings with the U.S. Securities and Exchange Commission (the “SEC”), news releases, conferences, internet postings or otherwise) that are not statements of historical fact constitute “forward-looking statements” notwithstanding that such statements are not specifically identified. These forward-looking statements relate to our expectations or forecasts for future events, including without limitation our earnings, revenues, expenses, Adjusted Operating Losses, capital expenditures or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are not guarantees of future performance and are based on information available to us as of the date of this release and on our current expectations, forecasts and assumptions, and involve substantial risks and uncertainties. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to a variety of factors, including: our ability to integrate our acquired businesses, the ability of the combined businesses to grow, including through acquisitions which we are able to successfully integrate, and the ability of our executive officers to manage growth profitably; the outcome(s) of any legal proceedings pending or that may be instituted against us, our subsidiaries, or third parties to whom we owe indemnification obligations; changes in laws or regulations that apply to us or our industry; our ability to recognize and timely implement future technologies in the music and live streaming space; our ability to capitalize on investments in developing our service offerings, including Slacker and LiveXLive apps to deliver and develop upon current and future technologies; significant product development expenses associated with our technology initiatives; our ability to deliver end-to-end network performance sufficient to meet increasing customer demands; our ability to timely and economically obtain necessary approval(s), releases and or licenses on a timely basis for the use of our music content on our service platform; our ability to obtain and maintain international authorizations to operate our service over the proper foreign jurisdictions our customers utilize; our ability to expand our service offerings and deliver on our service roadmap; our ability to timely and cost-effectively produce, identify and or deliver compelling content that brands will advertise on and or customers will purchase and or subscribe to across our platform; general economic and technological circumstances in the music and live streaming digital markets; our ability to obtain and maintain licenses for content used on legacy music platforms; the loss of, or failure to realize benefits from, agreements with our music labels, publishers and partners; unfavorable economic conditions in the airline industry and economy as a whole; our ability to expand our domestic or international operations, including our ability to grow our business with current and potential future music labels, festivals, publishers, or partners; the effects of service interruptions or delays, technology failures, material defects or errors in our software, damage to our equipment or geopolitical restrictions; costs associated with defending pending or future intellectual property infringement actions and other litigation or claims; increases in our projected capital expenditures due to, among other things, unexpected costs incurred in connection with the roll out of our technology roadmap or our plans of expansion in North America and internationally; fluctuation in our operating results; the demand for live and music streaming services and market acceptance for our products and services; our ability to generate sufficient cash flow to make payments on our indebtedness; our incurrence of additional indebtedness in the future; our ability to repay the convertible notes at maturing or to repurchase the convertible nets upon a fundamental change or at specific repurchase dates; the effect of the conditional conversion feature of the convertible notes; our compliance with the covenants in our debentures; and other risks and uncertainties set forth herein, including those factors described in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, filed with the SEC on June 29, 2018, our Quarterly Report on Form 10-Q for the quarter ended December 31, 2018, filed with the SEC on February 13, 2019, and our other filings with the SEC. The forward-looking statements contained in this press release speak only as of the date the statements were made. We do not undertake any obligation to update these forward-looking statements, unless required by law. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Media Contact:

Julie Farman

LiveXLive Media, Inc.

jfarman@livexlive.com

(310) 597-0355

Investor Contacts:

Alex Wellins

The Blueshirt Group

alex@blueshirtgroup.com

(415) 217-5861

Financial Information

The tables below present financial results for the three months and fiscal year ended March 31, 2019 and 2018.

LiveXLive Media, Inc.

Consolidated Statements of Operations (Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended March 31,		Year Ended March 31,
	2019	2018	2019	2018

Revenue:	$9,179	$7,115	$33,701	$7,195

Operating expenses:
Cost of sales	7,029	5,490	31,171	6,694
Sales and marketing	1,349	504	4,532	662
Product development	2,329	1,578	7,966	1,578
General and administrative	5,210	4,358	17,422	10,715
Amortization of intangible assets	1,788	2,423	6,504	2,423
Total operating expenses	17,705	14,353	67,595	22,072
Loss from operations	(8,526)	(7,238)	(33,894)	(14,877)

Other income (expense):
Interest expense, net	(890)	(1,628)	(3,126)	(3,922)
Other expense	(325)	(215)	(377)	(215)
Total other expense	(1,215)	(1,843)	(3,503)	(4,137)

Loss before provision for income taxes	(9,741)	(9,081)	(37,397)	(19,014)

Provision for income taxes	7	6	7	6
Loss from continuing operations	(9,748)	(9,085)	(37,404)	(19,020)

Loss from operations of discontinued component	-	(414)	-	(4,316)

Net loss	$(9,748)	$(9,499)	$(37,404)	$(23,336)

Net loss per share from continuing operations – basic and diluted	$(0.19)	$(0.18)	$(0.72)	$(0.48)
Net loss per share from discontinued operations – basic and diluted	$-	$(0.01)	$-	$(0.11)
Net loss per share – basic and diluted	$(0.19)	$(0.19)	$(0.72)	$(0.59)

Weighted average common shares – basic and diluted	52,135,879	50,393,181	51,899,231	39,595,453

LiveXLive Media, Inc.

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31,	March 31,
	2019	2018
Assets
Current Assets
Cash and cash equivalents	$13,704	$10,285
Restricted cash	235	3,685
Accounts receivable, net	4,314	2,990
Prepaid expense and other assets	1,311	1,759
Total Current Assets	19,564	18,719

Property and equipment, net	2,720	393
Goodwill	9,672	5,377
Intangible assets, net	26,943	43,499
Other assets	-	39
Total Assets	$58,899	$68,027

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$20,906	$12,207
Accrued royalties	9,921	7,667
Note payable	312	294
Bank debt	-	3,500
Deferred revenue	950	1,046
Senior secured convertible debentures, net	2,111	-
Unsecured convertible notes, net of discount	-	968
Total Current Liabilities	34,200	25,682
Senior secured convertible debentures, net	10,284	-
Unsecured convertible notes, net of discount and current maturities	4,741	3,948
Total Liabilities	49,225	29,630

Commitments and Contingencies

Stockholders’ Equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 500,000,000 shares authorized; 52,275,236 and 51,432,292 shares issued and outstanding, respectively	52	51
Additional paid in capital	98,458	89,778
Accumulated deficit	(88,836)	(51,432)
Total stockholders’ equity	9,674	38,397
Total Liabilities and Stockholders’ Equity	$58,899	$68,027

Reconciliation of Non-GAAP Measure to GAAP Measure

(In thousands)

(Unaudited)

LiveXLive Media, Inc.

Adjusted Operating Loss Reconciliation

		Operating			Non-Recurring
	Contribution	(Loss) from Continuing	Depreciation and	Stock-Based	Acquisition and Realignment	Other Non- Recurring	Adjusted Operating
	Margin	Operations	Amortization	Compensation	Costs	Costs(1)	Loss *
	Actual	Actual	Actual	Actual	Actual	Actual	Actual
Three Months Ended March 31, 2019
Music Operations	$2,150	$(4,588)	$2,090	$1,025	$-	$5	$(1,469)
Corporate	-	(3,939)	2	3,046	-	442	(448)
Total	$2,150	$(8,527)	$2,092	$4,071	$-	$447	$(1,917)
Three Months Ended March 31, 2018
Music Operations	$1,625	$(4,515)	$2,516	$818	$-	$-	$(1,181)
Corporate		(2,723)	1	1,481	16	-	(1,225)
Total	$1,625	$(7,238)	$2,517	$2,299	$16	$-	$(2,406)

Year Ended March 31, 2019
Music Operations	$2,530	$(19,888)	$7,381	$4,290	$-	$176	$(8,041)
Corporate	-	(14,006)	6	8,482	-	929	(4,589)
Total	$2,530	$(33,894)	$7,387	$12,772	$-	$1,105	$(12,630)
Year Ended March 31, 2018
Music Operations	$501	$(7,040)	$2,525	$818	$-	$-	$(3,697)
Corporate		(7,837)	10	5,360	56	-	(2,411)
Total	$501	$(14,877)	$2,535	$6,178	$56	$-	$(6,108)

(1)	Other Non-Recurring Costs principally include certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at certain acquired companies prior to their purchase date.

* See the definition of Adjusted Operating Loss under “About Non-GAAP Financial Measures” within this release.

Reconciliation of Non-GAAP Measure to GAAP Measure

(In thousands)

(Unaudited)

LiveXLive Media, Inc.

Contribution Margin Reconciliation

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	March 31,	March 31,	March 31,	March 31,
	2019	2018	2019	2018

Revenue	$9,179	$7,115	$33,701	$7,195
Less: Cost of Sales	(7,029)	(5,490)	(31,171)	(6,694)

Contribution Margin	$2,150	$1,625	$2,530	$501